EXHIBIT 99.1

                        PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------

                                 by and between

                        FIRST BANKERS TRUST COMPANY, N.A.
                                Quincy, Illinois

                                       and

                                    UNIONBANK
                               Streator, Illinois




                            Dated as of May 21, 2004
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                                TABLE OF CONTENTS

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ARTICLE 1.      SALE AND PURCHASE OF CERTAIN ASSETS AND ASSUMPTION AND
                 TRANSFER OF CERTAIN LIABILITIES..............................1
        1.1      Sale of Assets...............................................1
        1.2      Assets to be Retained by Seller..............................3
        1.3      Assumption of Liabilities of Seller..........................3
        1.4      Liabilities to be Retained by Seller.........................4
        1.5      Purchase Price and Payment...................................5
        1.6      The Closing, the Closing Date and the Effective Time.........5
        1.7      Preliminary Balance Sheet and Final Balance Sheet............5
        1.8      Adjustments..................................................6
        1.9      Deliveries by Seller at the Closing..........................6
        1.10     Deliveries by Buyer at the Closing...........................8
        1.11     Closing Costs and Recording..................................9
        1.12     Further Assurances...........................................9
ARTICLE 2.      REAL ESTATE MATTERS...........................................9
        2.1      Commitment for Title Insurance and Survey....................9
        2.2      Objections and Remedies......................................9
        2.3      Title Insurance Policy......................................10
        2.4      Environmental Matters.......................................10
        2.5      Destruction or Damage Prior to Closing......................11
ARTICLE 3.      REPRESENTATIONS AND WARRANTIES OF SELLER.....................11
        3.1      Organization and Standing...................................11
        3.2      Execution and Delivery......................................11
        3.3      Compliance with Laws, Permits and Instruments...............12
        3.4      Litigation..................................................12
        3.5      Consents....................................................12
        3.6      Title to and Condition of the Assets........................12
        3.7      Financial Statements........................................13
        3.8      Leases and Contracts........................................13
        3.9      Absence of Certain Changes or Events........................13
        3.10     No Adverse Change...........................................13
        3.11     Evidences of Indebtedness...................................14
        3.12     Books and Records...........................................14
        3.13     Regulatory Compliance.......................................14
        3.14     Brokerage Fees..............................................14
        3.15     Employee Matters............................................14
        3.16     Environmental Matters.......................................14
        3.17     Representations Not Misleading..............................15
ARTICLE 4.      REPRESENTATIONS AND WARRANTIES OF BUYER......................15
        4.1      Organization and Standing...................................15
        4.2      Execution and Delivery......................................16
        4.3      Compliance with Laws, Permits and Instruments...............16

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        4.4      Litigation..................................................16
        4.5      Consents....................................................16
        4.6      Brokerage Fees..............................................16
        4.7      Disclosure..................................................17
        4.8      Regulatory Conditions.......................................17
ARTICLE 5.      COVENANTS OF SELLER..........................................17
        5.1      Reasonable Efforts..........................................17
        5.2      Information for Governmental Applications...................17
        5.3      Required Acts of Seller.....................................17
        5.4      Prohibited Acts of Seller...................................18
        5.5      Access; Pre-Closing Investigation...........................19
        5.6      Additional Financial Statements.............................19
        5.7      Untrue Representations......................................20
        5.8      Notice of Adverse Changes, Litigation and Claims............20
        5.9      No Disclosure or Negotiation with Others....................20
        5.10     Notices to Customers........................................20
ARTICLE 6.      COVENANTS OF BUYER...........................................20
        6.1      Reasonable Efforts..........................................20
        6.2      Regulatory Approvals........................................20
        6.3      Notice of Adverse Changes, Litigation and Claims............21
        6.4      Change of Name, Notice to Customers.........................21
        6.5      Use of Name.................................................21
        6.6      Solicitation of Customers of the Branches...................21
        6.7      Solicitation of Employees of the Branches...................22
ARTICLE 7.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.............22
        7.1      Compliance with Representations, Warranties and Agreements..22
        7.2      Necessary Corporate Actions.................................22
        7.3      Governmental Approvals......................................22
        7.4      No Litigation...............................................22
        7.5      No Material Adverse Change..................................23
        7.6      Consents of Third Parties...................................23
        7.7      Documentation...............................................23
ARTICLE 8.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER............23
        8.1      Compliance with Representations, Warranties and Agreements..23
        8.2      Necessary Corporate Actions.................................23
        8.3      Governmental and Other Approvals............................23
        8.4      No Litigation...............................................24
        8.5      Documentation...............................................24
ARTICLE 9.      SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENT AND
                 OBLIGATIONS; INDEMNIFICATION................................24
        9.1      Survival....................................................24
        9.2      Indemnification by Seller...................................24
        9.3      Indemnification by Buyer....................................25
        9.4      Limit on Indemnities........................................26
ARTICLE 10.     OPERATIONAL AGREEMENTS.......................................26
        10.1     Replacement of Customer Check Stock and ATM Cards...........26

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        10.2     Payment of Checks, Drafts, and Orders.......................26
        10.3     Clearing Items..............................................26
        10.4     Returned Items..............................................27
        10.5     Data Processing and Utilities...............................27
        10.6     Compliance with Garnishments and Similar Orders.............27
        10.7     Direct Deposit Arrangements.................................27
        10.8     Direct Debit Arrangements...................................28
        10.9     IRA Deposits................................................28
        10.10    Keogh Accounts..............................................28
        10.11    Final Statements............................................28
        10.12    IRA Deposits and Keogh Accounts.............................28
        10.13    Interest Reporting and Withholding..........................29
        10.14    Loans.......................................................29
        10.15    Other Items.................................................29
        10.16    Safe Deposit Box and Safekeeping Business...................30
        10.17    Noncompetition Agreement....................................30
        10.18    Books and Records...........................................31
        10.19    Optical Disk Records........................................31
        10.20    Taxes.......................................................31
ARTICLE 11.     EMPLOYEE MATTERS.............................................31
        11.1     Notice to Employees and Information.........................31
        11.2     Offer of Employment.........................................32
        11.3     Costs of Termination........................................32
        11.4     Communications..............................................32
        11.5     Seller's Retention of Liabilities...........................32
        11.6     No Third Party Beneficiaries................................33
ARTICLE 12.     TERMINATION AND ABANDONMENT..................................33
        12.1     Right of Termination........................................33
        12.2     Notice of Termination.......................................33
        12.3     Effect of Termination.......................................33
ARTICLE 13.     MISCELLANEOUS................................................34
        13.1     Entire Agreement............................................34
        13.2     Multiple Counterparts.......................................34
        13.3     Amendment...................................................34
        13.4     Notices.....................................................34
        13.5     Binding Effect..............................................35
        13.6     Governing Law...............................................35
        13.7     Attorneys' Fees and Costs...................................35
        13.8     Severability................................................35
        13.9     Assignability...............................................36
        13.10    Rules of Construction.......................................36
        13.11    Expenses....................................................36
        13.12    Waiver......................................................36
        13.13    Specific Performance........................................36
        13.14    Public Disclosure...........................................37
        13.15    Confidential Information....................................37

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        13.16    Arbitration.................................................37
        13.17    Delivery of Exhibits........................................38

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                        PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------

         THIS PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of the 21st day of May 2004 by and between First Bankers Trust Company, N.A., a national banking association having its main office in Quincy, Illinois ("Buyer"), and UnionBank an Illinois state banking association having its principal office in Streator, Illinois ("Seller").

                                    RECITALS:
                                    ---------

         WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase certain assets from Seller associated with Seller's branches at the following locations: (a) 2442 Broadway St. Quincy, Illinois 62301; (b) 1395 Buchanan St., Carthage, Illinois 62321; (c) Highway 24, Paloma Illinois 62359; (d) 440 North Lafayette St., Macomb, Illinois 61455; and (e) 116 S. Congress St., Rushville, Illinois 62681 (collectively, the "Branches") and to assume certain liabilities of Seller associated with the Branches as hereinafter described on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions herein set forth, the parties hereto, intending to be legally bound hereby, do undertake, promise, covenant and agree with each other as follows:

                                   ARTICLE 1.
                     SALE AND PURCHASE OF CERTAIN ASSETS AND
                 ASSUMPTION AND TRANSFER OF CERTAIN LIABILITIES
                 ----------------------------------------------

         1.1 Sale of Assets. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 1.6) Buyer shall purchase from Seller and Seller shall sell, convey, assign, transfer and deliver to Buyer all of the rights, title, and interests of Seller in and to the following assets of the Branches as a going concern, free and clear of all liens, security interests, pledges, encumbrances, adverse claims and demands of every kind, character and description whatsoever (other than liens for taxes not yet due, referred to herein as "Permitted Liens"), except as otherwise provided in this Agreement (all of which are collectively referred to herein as the "Assets"):

                  A. All cash on hand at the Branches as of the close of business on the Closing Date including vault cash, automated teller machine ("ATM") cash, petty cash, tellers' cash and cash items in the process of collection (the "Cash on Hand"). At the Closing, Seller shall deliver to Buyer Schedule 1.1(a) ("Schedule of Cash") including the amount and location of Seller's Cash on Hand as of the close of business on the date preceding the Closing Date.

                  B.       (i) All loans or extensions of credit listed on
         Schedule 1.1(b); and (ii) all loans or extensions of credit made from the date of Schedule 1.1(b) up to the Closing Date (the "Preclosing Loans"), the Preclosing Loans together with all loans and extensions of credit listed on Schedule 1.1(b), are collectively referred to herein as the "Loans"), plus accrued but unpaid interest on such Loans through

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         the Closing Date, and net of $441,000 (the "Reserve"), provided, however, that the Loans shall not include any loans or extensions of credit that, at the Closing Date, are (i) on nonaccrual status, (ii) 30 days or more past due, (iii) classified as "substandard," "doubtful" or "loss" as of the date of the most recent examination of Seller or placed on Seller's watch list as a result of the most recent internal or external loan review of Seller performed prior to February 29, 2004,
         (iv) upon which insurance has been force-placed, (v) in connection with which the borrower has filed a petition for relief under the United States Bankruptcy Code prior to the Closing Date or (vi) have specific reserves as shown on Seller's books and records. Buyer shall have the right to put and sell for the outstanding principal balance as of the put date, plus accrued and unpaid interest, each and every Preclosing Loan (except any Preclosing Loans with respect to which Buyer, without the consent of Seller, has changed the terms or conditions or has otherwise taken action which materially alters Seller's ability to obtain repayment thereof) to the Seller for a period of sixty (60) days following the Closing Date and Seller agrees to purchase such Preclosing Loans as described herein within three (3) business days of receipt of written notice of such put by Buyer (all such Preclosing Loans are hereinafter referred to as "Putback Loans"). In the event that the Loans, excluding Preclosing Loans, to be transferred to Buyer have aggregate principal balance as of the Closing Date of less than $40,000,000, Seller may terminate this Agreement unless Buyer agrees not to put back to Seller a sufficient quantity of Preclosing Loans such that the aggregate principal amount of Loans being acquired hereunder will not be less than $40,000,000.

                  C. The real property on which the Branches are located and all improvements to such property, purchased, installed or constructed by or on behalf of Seller and used in connection with the operation or maintenance of the Branches, without limitation, buildings, structures, parking facilities and drive-in teller facilities (the "Real Property").

                  D. All furniture, fixtures, equipment and other tangible personal property, other than as set forth on Schedule 1.1(d), owned by Seller and located at the Branches or affixed to the Real Property at which the Branches are located, exclusive of (i) all signage and (ii) the contents of safe deposit boxes (the "Personal Property");

                  E. All rights of Seller under safe deposit contracts and leases for the safe deposit boxes located at the Branches as of the Effective Time (the "Safe Deposit Contracts");

                  F. All rights of Seller under leases or subleases by which Seller has rights to use the real property on which any Branch is located (the "Leases");

                  G. All rights of Seller under express or implied warranties given or made in connection with the Assets, if any;

                  H. All books, records (including computer records), files and documentation relating to the Assets and the Liabilities (the "Records"), including, but not limited to:

                           (i) Signature cards, orders and contracts between Seller and its depositors, and records of similar character;

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                           (ii)     Loan and collateral records and credit
                  files; and

                           (iii)    The Safe Deposit Contracts and the Leases.

         It is understood that certain of Seller's records may be available only in the form of photocopies, film copies or other non-original and non-paper media. Further, it is understood that certain historical records are available only on optical disk and are intermingled with other records of Seller (the "Optical Disk Records"). The Optical Disk Records will remain in the possession of Seller; after the Closing Date, Seller will provide printed copies of information contained in the Optical Disk Records pursuant to Section 10.19 of this Agreement.

         Buyer shall succeed to all rights, title, benefits and interests in and to the Assets as of the Effective Time, and shall be entitled to receive all benefits therefrom as if Buyer had itself acquired such assets.

         1.2 Assets to be Retained by Seller. Seller shall retain all assets not expressly purchased by Buyer pursuant to Section 1.1, including, but not limited to (i) all investment securities owned by Seller; (ii) all of the Seller's investments in Seller's affiliates and subsidiaries; (iii) all other real estate owned by Seller or carried as in substance foreclosures that are associated with the Branches (if any); (iv) all repossessed personal property owned by, or in the possession of, the Seller; (v) all of the Seller's life insurance policies; (vi) all loans or participations in loans that are not Loans; (vii) all assets and records associated with any investment, trust or brokerage business of Seller or its affiliates, whether conducted at the Branches or any other location of Seller; (viii) all deferred tax assets; (ix) all intangible assets, including goodwill and mortgage servicing rights, of Seller; (x) all rights to the name "UnionBank" and any of Seller's corporate logos, trademarks, trade names, signs, paper stock, monetary instruments (including, but not limited to, traveler's checks and cashier's checks), forms and other supplies containing any such logos, trademarks or tradenames; (xi) all customer and merchant credit card accounts; (xii) all trust assets and trust accounts, and (xiii) any other assets listed on Schedule 1.2(a) (collectively, the "Excluded Assets"). Seller shall coordinate with Buyer to remove the Excluded Assets from the Branches prior to the Effective Time. Seller shall remove the Excluded Assets at its own cost and will be responsible for making any repairs necessitated by Seller's removal of the Excluded Assets.

         1.3 Assumption of Liabilities of Seller. At the Closing, subject to the conditions contained herein, Seller shall transfer and assign to Buyer, and Buyer shall assume, pay for, perform and discharge from and after the Effective Time, as and when due and payable, the following liabilities of Seller attributable to the Branches and reflected on the books and records of Seller (all of which are collectively referred to herein as the "Liabilities"):

                  A. All deposits associated with the Branches as of the Effective Time (the "Deposits"), and accrued and unpaid interest on any interest-bearing deposits through the Effective Time ("Accrued Interest"), together with all duties and obligations of Seller associated therewith, including, but not limited to, the agreements with customers associated with such deposits (the "Deposit Agreements"; the holders of record of the Deposits are hereinafter referred to as the "Depositors"); provided, however, that the Deposits shall not include (i) any deposits associated with out-of-area relationships which shall be maintained by the Seller and which are listed on
         Schedule 1.3(a); (ii) any direct deposits of UnionBancorp, Inc. or any of its affiliates or subsidiaries (other than officers of the

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         Branches); (iii) any deposits of the officers or directors of
         UnionBancorp, Inc., or the deposits of any of the officers and directors of any of its affiliates and subsidiaries (other than officers of the Branches); (iv) any brokered deposits which shall be maintained by Seller and which are listed on Schedule 1.3(a) or (v) deposits which are pledged to secure loans of Seller which are not Loans and which are listed on Schedule 1.3(a).

                  B. All liabilities, duties and obligations of Seller arising or to be performed after the Effective Time under the Safe Deposit Contracts;

                  C. All liabilities, duties and obligations of Seller under the Leases;

                  D. All other book liabilities of the Seller attributable to the Branches, together with any accrued and unpaid interest on any such liabilities through the Effective Time (the "Other Liabilities"); provided, however, that Other Liabilities shall not include any obligations of the Seller for advances from the Federal Home Loan Bank or any of the liabilities of the Seller listed on Schedule 1.3(b); and

                  E. All duties and obligations of Seller arising or to be performed after the Effective Time under the loan documents related to the Loans.

         Buyer shall succeed to all obligations and liabilities of Seller to the extent included in the Liabilities as of the Effective Time, and shall be liable from then and thereafter to pay, discharge and perform all of the Liabilities as if Buyer had itself incurred such obligations and liabilities, and Buyer shall succeed to all rights, offsets and defenses of Seller in connection therewith. For purposes of this Agreement, the term "deposit" shall include, but not be limited to, all uncollected items included in the depositors' balances and credited on the books of Seller, and shall have the meaning identical to that defined in section 3(l) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1813(l).

         1.4 Liabilities to be Retained by Seller. Seller shall retain all liabilities or obligations not expressly assumed by Buyer pursuant to Section 1.3, including, but not limited to:

                  A. All real estate taxes on other real estate and properties carried as in substance foreclosures of Seller, all sales and use, social security and unemployment taxes withheld or collected from employees or customers and all accounts payable and operating expenses, whether or not accrued, for products or services incurred prior to the Effective Time including, but not limited to, salaries, attorneys' fees and telephone, utility, advertising and public relations expenses, except that to the extent that an adjustment to the purchase price hereunder is made in respect of any such liability or obligation, Buyer shall assume all liability with respect thereto;

                  B. Liabilities or obligations with respect to any litigation, suits, claims, demands or governmental proceedings asserted by third parties against Seller and arising, commenced or resulting from the operations of the Branches prior to the Effective Time; and

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                  C.       Seller's cashier checks, letters of credit, money
         orders, interest checks and expense checks issued prior to Closing, consignments of U.S. Government "E" and "EE" bonds and any and all traveler's checks.

         1.5 Purchase Price and Payment. At the Closing, Seller shall transfer to Buyer cash in the amount equal to the difference between (a) the value of (i) the Deposits, plus (ii) Accrued Interest, plus (iii) Accrued Expenses (as provided in Section 1.8) plus (iv) Other Liabilities minus (b) the sum of (i) $2,762,086, less (A) the "Current Book Value" of the assets as set forth on Schedule 1.1(d) and (B) any depreciation on the Assets realized by Seller between February 24, 2004 and the Closing Date, as the aggregate value of the Real Property and the Personal Property, plus (ii) an amount equal to the principal balance plus accrued interest of the Loans as of the Closing Date, less $441,000, which for the purposes hereof shall be deemed to be Seller's allowance for loan losses allocable to the Loans (the "Reserve") plus (iii) an amount equal to the Cash on Hand, plus (iv) the amount of Prepaid Expenses as provided in Section 1.8. At the Closing, Buyer shall transfer to Seller cash in the amount equal to 5.192% of the sum of the Deposits plus Accrued Interest (the "Premium"); provided, however, in no event shall the Premium be less than $4,892,000 unless the aggregate amount of the Deposits plus Accrued Interest as of the Closing Date is less than $90,000,000, in which event the Premium will be equal to the difference between (y) $4,892,000 and (z) the product of (i)
0.05192 times (ii) $90,000,000 less the actual amount of the Deposits and Accrued Interest as of the Closing Date. Seller shall provide to Buyer within three (3) business days prior to the Closing Date a preliminary schedule of Closing settlement amounts substantially in the form attached hereto as Exhibit "A" showing in reasonable detail the calculation of the payments to be made at Closing, including any adjustments made in respect of the Preliminary Balance Sheet described in Section 1.7 below.

         1.6 The Closing, the Closing Date and the Effective Time. The sale and purchase of the Assets and the assumption of the Liabilities pursuant to this Agreement (the "Closing") shall occur on a date mutually acceptable to Seller and Buyer as soon as practicable following the satisfaction or waiver of all conditions precedent set forth in Articles 7 and 8. The Closing shall be held at the offices of Howard & Howard Attorneys, P.C., 211 Fulton Street, Peoria, Illinois, unless another place is mutually agreed upon by Buyer and Seller. The date of the Closing is referred to herein as the "Closing Date." The effective time (the "Effective Time") shall be 9:00 a.m., local time, on the Closing Date or such other time as the Buyer and Seller shall mutually agree. Buyer and Seller specifically agree that time is of the essence for all purposes with respect to this Agreement and the transactions contemplated hereby.

         1.7 Preliminary Balance Sheet and Final Balance Sheet. On the Closing Date, Seller shall present Buyer with a list of the balances of the Assets and the Liabilities as of a date three (3) business days prior to the Closing Date, certified by the Chief Executive Officer or Chief Financial Officer of Seller (acting in his or her official capacity, and not individually) to be true and correct as of the date reflected thereon (the "Preliminary Balance Sheet"), and the parties will calculate all amounts pursuant to Section
1.5 in accordance with the amounts reflected on the Preliminary Balance Sheet. Within thirty (30) days following the Closing Date, Seller shall present Buyer with a list of the balances of the Assets and the Liabilities as of the Effective Time, certified by the Chief Executive Officer or Chief Financial Officer of Seller (acting in his or her official capacity, and not individually) to be true and correct as of the date reflected thereon (the "Final Balance Sheet"). Additionally, Seller shall deliver to Buyer a list of Loans purchased, individually identified by account number, which list shall be appended to the

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Bill of Sale, and a list of the Deposits assumed, which list shall be appended to the Assignment and Assumption Agreement. Subject to rights of indemnification pursuant to ARTICLE 9, the Final Balance Sheet shall become final and binding on Buyer and Seller ten (10) business days after its delivery to Buyer, unless Buyer gives written notice to Seller of its disagreement with respect to any item included in such statement. Seller and Buyer shall use reasonable efforts to resolve the disagreement during the ten (10) business day period following receipt by Seller of the notice. If the disagreement is not resolved during such ten (10) business day period, the parties agree to follow the procedures set forth in Section 13.16 to resolve such dispute, and such Final Balance Sheet shall be modified by any such resolution, whereupon the Final Balance Sheet shall become final and binding. When the Final Balance Sheet becomes final and binding, an appropriate adjusting settlement payment from Seller to Buyer or from Buyer to Seller, as the case may be, will be made together with accrued interest calculated at the federal funds rate in effect on the Closing Date for the number of days elapsed between the Closing Date and the date of such adjusting settlement payment.

         1.8 Adjustments. All operating expenses and fees accrued or prepaid on or prior to the Effective Time, including, without limitation, wages, salaries, deposit insurance premiums, utility payments, telephone charges, property taxes, other ordinary operating expenses of the Branches and other expenses related to the Assets or Liabilities, shall be prorated between the parties as of the Effective Time. All amounts prepaid relating to Safe Deposit Contracts or agreements shall be prorated through the Effective Time, and all deposits paid thereon, if any, shall be paid to Buyer. Notwithstanding Seller's normal practices and procedures, to the extent that Seller has paid expenses that are expenses allocable to Buyer pursuant to this Section, such expenses shall appear as "Prepaid Expenses" on the Preliminary Balance Sheet, or, if not allocable as of the date the Preliminary Balance Sheet is calculated (the "Preliminary Balance Sheet Date"), on the Final Balance Sheet. Notwithstanding Seller's normal practices and procedures, to the extent that expenses have been incurred but not paid by Seller on or prior to the Effective Time, they shall appear as an "Accrued Expense" on the Preliminary Balance Sheet or, if not incurred by the Preliminary Balance Sheet Date, on the Final Balance Sheet.

         1.9 Deliveries by Seller at the Closing. At the Closing, Seller shall execute, acknowledge and deliver to Buyer in recordable form as appropriate, and with third party consents and releases of liens and security interests when required, certificates and other instruments of sale, conveyance, transfer and assignment relating to all of the Assets, and containing warranties consistent with the representations and warranties contained in this Agreement, including, without limitation, the following (all of such actions constituting conditions precedent to Buyer's obligations to close hereunder):

                  A. A general warranty deed covering the Real Property in the form of Exhibit "B" hereto;

                  B. A general warranty bill of sale covering the Personal Property in the form of Exhibit "C" hereto;

                  C. Documents properly endorsed for transfer reflecting the assignment of all notes, guaranties, security agreements, financing statements, and any other agreements and certificates of title to inure

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         to the benefit of Buyer with respect to the Loans, and possession of any instruments (duly endorsed as necessary) securing the Loans;

                  D. All collateral security of any nature whatsoever held by Seller as collateral for any of the Assets;

                  E. Certificates and stock powers endorsed for transfer reflecting the assignment of the Securities;

                  F.       All of the Records (other than the Optical Disk
         Records);

                  G.       The Preliminary Balance Sheet;

                  H. The Cash on Hand and such of the other Assets that are capable of physical delivery;

                  I. All Leases in force and effect as of the Closing and recordable assignments and assumption agreements in form and substance acceptable to Buyer that transfer, assign and convey to Buyer all of the Seller's estates, rights, titles and interests in, to and under each of the Leases, each evidencing the consent (if required) of the lessors under such Leases, as may be required under the terms of such Lease;

                  J. A certificate duly executed by an authorized officer of Seller (acting in his or her official capacity, and not individually), dated as of the Closing Date, pursuant to which such officer shall certify that (a) the representations and warranties of Seller as set forth in this Agreement are true and correct in all material respects as of the Closing Date; (b) Seller has complied with all covenants contained in Article 6 and its other agreements set forth herein and (c) that since February 29, 2004, there has been no event, condition or circumstance that has occurred or is reasonably likely to occur that would (i) cause the total amount of the Deposits to be assumed by Buyer pursuant to the terms of this Agreement to have an aggregate balance of less than $80,000,000, (ii) cause the total amount of Loans or extensions of credit to be purchased by Buyer pursuant to the terms of this Agreement to have an aggregate balance of less than $40,000,000, or (iii) prevent Seller from performing any of its obligations under this Agreement or consummating the transactions contemplated hereby (any of such events being referred to herein as a "Material Adverse Change");

                  K. A certificate duly executed by the Cashier or Secretary of Seller pursuant to which such officer shall certify (i) the due adoption by the Board of Directors of Seller of corporate resolutions attached to such certificate authorizing the transaction and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; and (ii) the incumbency and true signatures of those officers of Seller duly authorized to act on its behalf in connection with the transaction contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Seller;

                  L. All documents, contracts, certificates, instruments, keys and records necessary or appropriate to transfer the safe deposit and safekeeping businesses, if any, of the Branches to Buyer;

                  M. Possession of the Assets and access to and keys to the Branches and all security devices located at the Branches, together with security codes for access to the Branches and combinations to all locking devices of Seller located at the Branches;

                  N. A list, certified by an authorized officer of Seller (acting in his or her official capacity, and not individually), setting forth all garnishments, similar court orders, tax liens and orders of any governmental entity in effect with respect to the Deposits;

                  O.       Payment to Buyer as is required pursuant to Section
         1.5 in immediately available funds (such payment to be made at a time no later than 12:00 p.m., Quincy, Illinois time, on the Closing Date);

                  P. A Power of Attorney in the form of Exhibit "D" hereto; and

                  Q. An assignment and assumption agreement in the form of Exhibit "E" hereto by which Seller assigns the Liabilities to Buyer.

         1.10 Deliveries by Buyer at the Closing. At the Closing, Buyer shall execute, acknowledge and deliver to Seller, in recordable form as appropriate, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including, without limitation, the following (all of such actions constituting conditions precedent to Seller's obligations to close hereunder):

                  A. An assignment and assumption agreement in the form of Exhibit "E" hereto by which Buyer assumes the Liabilities;

                  B. A certificate duly executed by an authorized officer of Buyer (acting in his or her official capacity, and not individually), dated as of the Closing Date, pursuant to which such officer shall certify that (a) the representations and warranties of Buyer as set forth in this Agreement are true and correct in all material respects as of the Closing Date and (b) Buyer has complied with all covenants contained in Article 6 and its other agreements set forth herein;

                  C. A certificate duly executed by the Cashier or Assistant Cashier of Buyer pursuant to which such officer shall certify
         (i) the due adoption by the Board of Directors of Buyer of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Buyer, and (ii) the incumbency and true signatures of those officers of Buyer duly authorized to act on its behalf, in connection with the transaction and this Agreement and to execute and deliver the Agreement on behalf of Buyer; and

                  D. Payment to Seller of the Premium in immediately available funds (such payment to be made at a time no later than 12:00 p.m., Quincy, Illinois time, on the Closing Date).

         1.11 Closing Costs and Recording. Except as otherwise specified in this Agreement, Buyer shall be responsible for filing or recording any instruments or documents evidencing, or otherwise notifying persons who are not parties to this Agreement regarding, the consummation of the transactions contemplated by this Agreement.

         1.12 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party hereto shall, at the reasonable expense of the requesting party (to the extent of any out of pocket costs incurred), execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any additional financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

                                   ARTICLE 2.
                               REAL ESTATE MATTERS
                               -------------------

         2.1 Commitment for Title Insurance and Survey. Seller shall deliver to Buyer and Buyer's counsel with respect to each parcel of Real Property (a) within thirty (30) days from the date of this Agreement, title commitments (including all documents, instruments or agreements evidencing or creating the exceptions referenced in such commitment) (the "Commitments") issued by a title company mutually agreeable to Buyer and Seller (the "Title Company") and (b) within forty-five (45) days from the date of this Agreement, land title surveys of the Real Property, prepared and certified as to all matters shown thereon by a surveyor licensed by the State of Illinois (the "Surveys"), which Surveys shall include a notation stating whether or not a portion of such Real Property is located in a 100-year flood plain, flood-prone area of special flood hazard and shall show the specific location of any portions of such Real Property that may be located in any such flood areas. The Commitments shall reflect that Buyer has good and indefeasible title to the Real Property, subject only to (1) any shortages in area, (2) taxes for 2004 and subsequent years and subsequent assessments for prior years due to a change in land usage or ownership, (3) existing building and zoning ordinances, (4) utility easements, and (5) objections accepted or deemed waived by Buyer (collectively, the "Permitted Encumbrances"). The cost of the Commitments shall be borne by Seller and the cost of the Surveys shall be shared equally between the Buyer and Seller.

         2.2 Objections and Remedies. If any Commitment contains any exceptions other than the Permitted Encumbrances, Seller shall make a good faith effort to cure such exception. Buyer may object to any remaining uncured exceptions by providing written notice of such objection on or before the close of business on the 10th business day after delivery of the last of Commitments and the Surveys to Buyer. All objections raised by Buyer are referred to herein as the "Objections." Within thirty (30) days after receipt of the Objections, Seller shall either (i) remedy or remove all Objections, or (ii) notify Buyer that Seller has elected not to remedy or remove some or all of the Objections. In the event Seller gives the notice set forth in the preceding clause (ii) of this Section 2.2, or in the event Seller fails to remedy or remove all Objections within said 30-day period, Buyer may (as its sole remedy) on or before close of business on the 5th business day after such 30-day period (or, if applicable, on or before close of business on the 5th business day after receipt of Seller's notice), terminate this Agreement in its entirety by giving Seller written notice, whereon this Agreement shall terminate and have no further force and effect except as set forth in Section 12.3 hereof. If Buyer fails to terminate within such 5-business day period, Buyer shall be deemed to have waived its Objections.

         2.3 Title Insurance Policy. Seller shall cause the Title Company, as soon as practicable after the Closing, to issue an Illinois Owner's Policy of Title Insurance, to Buyer, at Seller's expense, covering the Real Property in the amount equal to $1,692,460. Such policy shall guarantee Buyer's title to the Real Property to be good and indefeasible subject only to the Permitted Encumbrances.

         2.4      Environmental Matters.
                  ---------------------

                  A. Buyer shall be permitted to obtain Phase I Environmental Assessments (including an asbestos survey) performed on the Branches (the "Phase I Assessments"). Buyer acknowledges that Buyer has the right and opportunity to conduct such additional inspections and reviews of the Real Property and that Buyer is not purchasing the Real Property in reliance upon any representations or warranties of any kind whatsoever made by Seller (or any representatives, agents or employees of Seller), except those made pursuant to this Agreement.

                  B. If Buyer elects to perform Phase I Assessments, Buyer shall, on or before the 45th day after the date of this Agreement, (i) complete all such environmental surveys of the Real Property that Buyer wishes to conduct, (ii) furnish to Seller a copy of all reports received by Buyer with respect to any environmental surveys of the Real Property conducted by or on behalf of Buyer (the "Buyer's Assessment"),
         (iii) make a determination (as shown by reliable estimates contained in Buyer's Assessment or by competitive bid) of the costs to remediate any Hazardous Materials (the "Estimated Costs"), and (iv) provide notice to Seller of the Estimated Costs. The date by which all of the events in the preceding sentence shall have occurred is hereinafter referred to as the "Environmental Determination Date." All Phase I Assessments and any additional assessments shall be conducted at Buyer's sole cost and expense, and Seller shall cooperate in the performance of any such assessments, provided that such assessments are (i) conducted at a mutually agreeable date and time after at least one business days' prior notice to Seller by Buyer, and (ii) accomplished in a manner intended to minimize disruption to the operations of the Branches.

                  C. If Buyer's Phase I Assessments reflect the actual presence of any Hazardous Material on, under or within the Real Property that requires remediation under any Environmental Law ( as defined in Section 3.16), and remediation is possible, then Seller shall bear the costs actually incurred by Buyer within one year from the Closing Date to remediate any additional Hazardous Materials (the "Actual Costs"); provided, however, that the maximum amount of Actual Costs payable by Seller hereunder shall not exceed $100,000, unless Seller otherwise agrees in writing. Notwithstanding the foregoing, if the Estimated Costs exceed $100,000, Buyer or Seller may terminate this Agreement, by delivering written notice to the other party within five
         (5) days after the Environmental Determination Date unless, within a period of five days after receipt of such written notice, such other party agrees in writing to be responsible for the amount by which the Estimated Costs exceed $100,000, in which instance Seller's and Buyer's respective obligations to terminate this Agreement pursuant to this Section shall not apply.

         2.5 Destruction or Damage Prior to Closing. In the event of damage to or destruction of all or any portion of the Real Property by fire or other casualty prior to the Effective Time, Seller will promptly notify Buyer of the nature and extent of such damage or destruction, the amount estimated to be necessary to repair or restore the Real Property, the amount, if any, of insurance proceeds that are available to make such repairs or restoration and the estimated period of time it will take to make such repairs and restoration. The rights and obligations of the parties by reason of such damage or destruction shall be as follows:

                  A. If the estimated time for completion of the repairs is three (3) months or less, then Buyer, at Buyer's option, may (i) take title to the Real Property subject to such damage or destruction with Seller assigning to Buyer all Seller's rights to proceeds of insurance carried by Seller and payable as a result of such damage or destruction, or (ii) request that Seller cause the repairs to be made, in which case Seller shall cause the repairs to be made and the Closing Date shall be extended until the repairs are completed.

                  B. If the estimated time for completion of the repairs is more than three (3) months, then Buyer, at Buyer's option, may (i) take title to the Real Property subject to such damage or destruction with Seller assigning to Buyer all Seller's rights to proceeds of insurance carried by Seller and payable as a result of such damage or destruction, (ii) subject to (c) below, request in writing (the "Buyer's Repair Request") that Seller cause the repairs to be made, in which case Seller shall cause the repairs to be made and the Closing Date shall be extended until the repairs are completed, or (iii) terminate this Agreement by giving written notice to such effect to Seller not later than ten (10) days after receipt of written notice from Seller notifying Buyer of the estimated time needed for repair, whereupon this Agreement shall terminate and have no further force or effect except as set forth in Section 12.3.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller represents and warrants to Buyer as follows:

         3.1 Organization and Standing. Seller is an Illinois state bank, duly organized in good standing under the laws of the State of Illinois, and Seller has full power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to own, operate and lease its properties and to carry on the business and activities now conducted by it. Seller is an insured financial institution as defined in the Federal Deposit Insurance Act, and all of the Deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the full extent provided by law.

         3.2 Execution and Delivery. Seller has all requisite corporate power to enter into this Agreement with Buyer, to carry out its obligations under this Agreement and to consummate the transactions contemplated hereby.

Seller has taken all corporate and shareholder action, if any, necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by Seller constituting the valid and binding obligation of Seller, enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         3.3 Compliance with Laws, Permits and Instruments. The Branches have been operated in all material respects in accordance with applicable laws, rules and regulations. The execution, delivery and (provided the required regulatory and shareholder approvals, if any, are obtained) performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default under, any provision of the Articles of Association or Bylaws of Seller or any material mortgage, indenture, lease, agreement or other instrument or any material permit, concession, grant, franchise, license, contract, authorization, judgment, order, decree, writ, injunction, statute, law, ordinance, rule or regulation applicable to Seller or its properties.

         3.4 Litigation. There are no actions, claims, suits, investigations or proceedings pending or, to the knowledge of Seller, threatened (or any basis therefor known by Seller) affecting the Assets or Liabilities at law or in equity, or by or before any governmental department, commission, board, bureau, agency or instrumentality, that involve any claim not fully covered by insurance. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Seller, threatened against Seller that questions or might question the validity of this Agreement or any actions taken or to be taken by Seller pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

         3.5 Consents. No approval, consent, authorization or action of, or filing with, any governmental body is required on the part of Seller in connection with (a) the execution, delivery or performance by Seller of this Agreement and the other agreements and documents contemplated hereby or (b) the consummation by Seller of the transactions contemplated hereby.

         3.6 Title to and Condition of the Assets. Except with respect to the Assets set forth on Schedule 3.6 that are subject to a pledge made to the Federal Home Loan Bank of Chicago, which Assets shall be released from such pledge prior to Closing, Seller has good and marketable title, free and clear of all security interests, mortgages, encumbrances, pledges, trust agreements, liens or other adverse claims to any of the Assets other than Permitted Liens. No person or entity other than Seller has any right, title or interest in and to any of the Assets other than any Permitted Lien. Upon payment by Buyer of the amounts contemplated by this Agreement, Buyer will acquire good and indefeasible title to the Assets, free and clear of any lien, charge, encumbrance, option or adverse claim other than Permitted Liens. Except as expressly provided herein, Seller makes no representations or warranties regarding the condition of the Assets and Buyer takes the Assets "AS IS."

         3.7 Financial Statements. The financial statements attached hereto as Exhibit "F" are a true and complete presentation of the assets and the liabilities of the Branches as of February 29, 2004 (the "Financial Statements").

         3.8 Leases and Contracts. Schedule 3.8 is a list identifying all Leases. Seller and each other party thereto is in compliance under each Lease and Seller has not received any notice of material default or any notice of noncompliance, including, without limitation, noncompliance with any applicable Federal, state or local obligation as a party to any Lease that it has not fully performed, nor is Seller aware of any expenditure required under the provisions of any such Lease for any purpose other than payment of rent. For each Lease, Seller is the owner and holder of all the leasehold estates or other rights and interest purported to be granted by such Lease, in each case free and clear of any security interests, claims, liens (including tax liens), forfeitures, mortgages, pledges, penalties, encumbrances, assignments or charges whatsoever. Other than the Leases, there are no agreements, contracts or commitments affecting the Assets to which Seller is a party and that require consent by any other person or entity in connection with the consummation of the transactions contemplated hereby either to prevent a breach or to continue the effectiveness thereof.

         3.9 Absence of Certain Changes or Events. Since the date of the Financial Statements, Seller has conducted its business at the Branches only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

                  A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due;

                  B. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of the Assets;

                  C. Sold, transferred, leased to others or otherwise disposed of any of the Assets;

                  D. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, would result in a Material Adverse Change;

                  E. Suffered any change, event or condition that, in any case or in the aggregate, has had or may result in a Material Adverse Change; or

                  F. Entered into any agreement or made any commitment to take any of the types of action described in subsections A through E above.

         3.10 No Adverse Change. Except as disclosed in the representations and warranties made hereunder, since February 29, 2004, there has been no Material Adverse Change nor any event or condition that has had, nor has a reasonable possibility of having in the future, a Material Adverse Change, since the date of the Financial Statements. No material liabilities affecting the Branches have been incurred since the date of the Financial Statements other than those arising from normal transactions in the ordinary course of business that have been or will be disclosed to Buyer in writing prior to the Closing Date.

         3.11 Evidences of Indebtedness. All evidences of indebtedness reflected as Assets of Seller associated with the Branches are legal, valid and binding obligations of the respective obligors thereof enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and the availability of injunctive relief, specific performance, and other equitable remedies) and are not subject to any defenses, offsets or counterclaims that may be asserted against Seller or the present holder thereof. The borrower's obligations with respect to each Loan are secured by a validly perfected security interest in the collateral specified in the Loan documents in favor of Seller as secured party, having the priority as described in the Loan documents. Seller has been charging interest and other amounts due under the Loan documents in accordance with the terms of such documents.

         3.12 Books and Records. The books and records of the Branches have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of Seller have been properly recorded in such books and records.

         3.13 Regulatory Compliance. Seller is an "eligible depository institution," as defined in 12 C.F.R. ss. 303.2(r). Except as disclosed in writing to Buyer, all reports, records and other documents or information involving any of the Assets or the Liabilities or the operation of the Branches that are required to be filed by Seller with any regulatory authority including, without limitation, the Federal Deposit Insurance Corporation and the Internal Revenue Service have been duly and timely filed and all information and data contained in such reports, records or other documents is true, accurate and correct.

         3.14 Brokerage Fees. Seller has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or as a result of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by Seller directly and without the intervention of any person in such manner as to give rise to any valid claim against Seller for any brokerage commission or like payment.

         3.15 Employee Matters. Schedule 3.15 lists the names of all Transferred Employees (as defined in Section 11.1) as of the date specified thereon and states for each such individual his or her position, dates of employment with Seller, years of service and present compensation. All Transferred Employees have been, or will have been prior to any such Transferred Employee's enrollment in Buyer's employee welfare benefit plan (as that term is defined in section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA")) pursuant to Section 11.2, covered by an employee welfare benefit plan for a period of not less than twelve consecutive months without a 63-day break in coverage.

         3.16 Environmental Matters. With respect to the Branches and the Real Property on which the Branches are located, except as specifically described in Seller's Assessment: (i) to the best of Seller's knowledge, the Branches and the Real Property and their operations are in material compliance with all Environmental Laws, (ii) Seller is not aware of or has received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance of the Branches or the Real Property with all Environmental Laws, (iii) to the best of Seller's knowledge, no Hazardous Materials exist on, about or within the Branches or the Real Property, nor have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from the Real Property, and (iv) Seller has not previously received any report reflecting the results of any environmental assessment or survey (including an asbestos survey) performed on the Branches or the Real Property. For purposes of this Agreement, "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, (i) the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended ("SWDA," also known as "RCRA" for a subsequent amending act), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA"), (iii) the Clean Water Act, 33 U.S.C. ss. 251 et seq., as amended ("CWA"), (iv) the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended ("CAA"),
(v) the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended ("TSCA"), (vi) the Emergency Planning and Community Right to Know Act, 15 U.S.C. ss. 2601 et seq., as amended ("EPCRKA"), and (vii) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as amended. For purposes of this Agreement, "Hazardous Material" means, without limitation, (i) any "hazardous wastes" as defined under RCRA, (ii) any "hazardous substances" as defined under CERCLA, (iii) any toxic pollutants as defined under CWA, (iv) any hazardous air pollutants as defined under CAA, (v) any hazardous chemicals as defined under TSCA, (vi) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (vii) asbestos, (viii) polychlorinated biphenyls, (ix) underground storage tanks, whether empty, filled or partially filled with any substance, (x) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (xi) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal.

         3.17 Representations Not Misleading. No representation or warranty by Seller contained in this Agreement, and no statement made by Seller contained in any other agreement or document contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which it was or will be made, not misleading. To the knowledge of Seller, except as disclosed herein, there is no matter that materially adversely affects or will in the future materially adversely affect the Assets or Liabilities other than general economic conditions.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Seller as follows:

         4.1 Organization and Standing. Buyer is a national banking association duly organized and validly existing under the laws of the United States and in good standing under the laws of the State of Illinois, and Buyer has full power and authority (including all licenses, franchises, permits and other governmental authorizations that are legally required) to own, operate and lease its properties and to carry on the business and activities now conducted by it. Buyer has all requisite corporate power to enter into this Agreement and carry out its obligations under this Agreement and to consummate the transactions contemplated hereby.

         4.2 Execution and Delivery. Buyer has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by Buyer, and each constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         4.3 Compliance with Laws, Permits and Instruments. The execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default under, any provision of the Articles of Association or Bylaws of Buyer or any material mortgage, indenture, lease, agreement or other instrument or any permit, concession, grant, franchise, license, contract, authorization, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for filings required in order to obtain the required regulatory approvals, as described in Section 7.3.

         4.4 Litigation. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Buyer, threatened against Buyer that questions or might question the validity of this Agreement or any actions taken or to be taken by Buyer pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

         4.5 Consents. Other than the approvals described in Section 7.3, no approval, consent, authorization or action of, filing with, any governmental body or other third party is required on the part of Buyer in connection with
(a) the execution, delivery or performance by Buyer of this Agreement and the other agreements and documents contemplated hereby or (b) the consummation by Buyer of the transactions contemplated hereby.

         4.6 Brokerage Fees. Buyer has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or as a result of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by Buyer directly and without the intervention of any person in such manner as to give rise to any valid claim against Buyer for any other brokerage commission or like payment.

         4.7 Disclosure. No representation or warranty by Buyer contained in this Agreement, and no statement made by Buyer contained in any other agreement or document contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which it was or will be made, not misleading.

         4.8 Regulatory Conditions. The only regulatory application that Buyer is required to file and have approved to permit it to consummate the transactions contemplated hereby is the approval of the Office of the Comptroller of the Currency ("OCC"). In addition, Buyer must also satisfy the Federal Reserve Bank of St. Louis with respect to its capital ratios on a pro forma basis of the giving effect the consignment of the transaction contemplated in this Agreement. Subject to its raising sufficient capital as described herein, Buyer knows of no reason why such approval cannot be obtained. Buyer has a CRA rating of satisfactory or better. Buyer is an "eligible depository institution," as defined in 12 C.F.R. ss. 303.2(r). Buyer satisfies each and all of the standards and requirements lawfully within the control of Buyer of which it is aware (and, as of the Closing Date, will satisfy each and all of the standards and requirements lawfully within the control of Buyer) imposed as a condition to obtaining or necessary to comply with and in order to obtain any of the governmental or regulatory approvals referred to in Section 7.3 of this Agreement; provided, however, nothing contained herein shall be deemed to require Buyer to dispose of any substantial portion of its assets or to undertake any other action that is not otherwise contemplated by this Agreement that would result in a material adverse change in Buyer's business or the conduct of Buyer's business. Buyer agrees to use its commercially reasonable efforts to raise the capital necessary to obtain regulatory approvals and to consummate the transactions contemplated hereby in accordance with the terms hereof.

                                   ARTICLE 5.
                               COVENANTS OF SELLER
                               -------------------

         5.1 Reasonable Efforts. Seller agrees to use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

         5.2 Information for Governmental Applications. Seller shall promptly, but in no event later than 10 days after receipt of a request by Buyer, furnish Buyer with all information concerning Seller required for inclusion in any application or statement required by law to be made by Buyer to or filed by Buyer with any governmental body in connection with the transactions contemplated by this Agreement, and Seller represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Seller shall otherwise cooperate with Buyer in obtaining all governmental and regulatory consents, approvals, licenses, waivers and the like required to be fulfilled or obtained for the completion of the transactions contemplated by this Agreement.

         5.3 Required Acts of Seller. Prior to the Closing, Seller shall, with respect to the Branches, unless otherwise permitted in writing by Buyer:

                  A. Operate the Branches in the ordinary course of business;

                  B. Use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors, suppliers, officers and employees;

                  C. Act in a manner that will preserve or attempt to preserve its goodwill;

                  D. Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business associated with the Branches, except such obligations as Seller may in good faith reasonably dispute;

                  E. Maintain all Personal Property in its current operating condition and repair, ordinary wear and tear excepted;

                  F. Maintain in full force and effect all insurance policies now in effect or renewals thereof and give all notices and present all claims under all insurance policies in due and timely fashion;

                  G. Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits;

                  H. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable;

                  I. Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, Federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers;

                  J. Continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past;

                  K. Cooperate with and assist Buyer in assuring the orderly transition of the business of the Branches to Buyer from Seller; and

                  L. Remove all signage from the Branches at the expense of Seller on or before the Closing Date, it being understood that Buyer shall be responsible for installation of its signage at its expense on or after the Closing Date.

         5.4 Prohibited Acts of Seller. Prior to the Closing, Seller shall not, without the prior written consent of Buyer:

                  A. Introduce any new material method of management or operation of the Branches;

                  B.       Take any action that may result in a Material Adverse
         Change;

                  C. Default with respect to any provision of any insurance policy now or hereafter in effect relating to the Branches;

                  D. Enter into any transaction affecting any Asset or Liability other than in the ordinary course of business;

                  E. Make, or incur any obligation to make, any capital expenditures or enter into any contracts to make such expenditures with respect to the Branches, in either case in an aggregate amount not to exceed $10,000, provided that Seller can make any emergency repairs required to restore the Branches to a safe operating condition;

                  F. Make any material modifications, including, but not limited to, any changes in collateral, repayment terms or (except upon renewals in accordance with the terms of any such Asset or Liability to reflect changes in market rates) interest rates, to any of the Assets or Liabilities;

                  G. Sell, transfer, mortgage, encumber or otherwise dispose of any of the Assets except for the disposition of Assets in the ordinary course of business;

                  H. Cause the transfer from the Branches to Seller's other operations of any deposits of the type included in the Liabilities, provided, however, that Seller may transfer deposits to Seller's other branch or offices upon the unsolicited request of the depositors;

                  I. Pay a rate higher on deposits at the Branches than the comparable rate then being paid by Buyer for such deposits in Quincy, Illinois; or

                  J. Cause the Branches to generate any deposits associated with out-of-area relationships or brokered deposits.

         5.5 Access; Pre-Closing Investigation. Seller shall afford the officers and authorized representatives of Buyer full access to the properties, books and records of Seller pertaining to the Assets and Liabilities and employees of the Branches in order that Buyer may have full opportunity to make such reasonable investigation as it shall desire to make of the Assets and Liabilities, including, without limitation, access sufficient to verify the value of the Assets and the Liabilities and the satisfaction of the conditions precedent to Buyer's obligations described in Section 6. Seller agrees at any time, and from time to time, to furnish to Buyer as soon as practicable, any additional information pertaining to the Assets and Liabilities that Buyer Purchaser may reasonably request. In addition, Seller shall provide Buyer reasonable access to the Branches for a mutually agreeable period of time preceding the Closing Date for the purpose of installing equipment. Buyer agrees to conduct its investigations hereunder during normal business hours of the Branches and in a manner which does not unreasonably interfere with the normal operations of the Branches and Buyer further agrees to cause the installation of such equipment to be effected in a manner intended to minimize disruption to the operation of the Branches.

         5.6 Additional Financial Statements. Within five (5) days of the date thereof, Seller shall furnish Buyer with financial statements as of each month end substantially in the format of Exhibit "F" from the date hereof until the Closing Date with respect to the Branches.

         5.7 Untrue Representations. Seller shall promptly notify Buyer in writing if Seller becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Buyer or any representation or warranty made in or pursuant to this Agreement or that results in Seller's failure to comply with any covenant, condition or agreement contained in this Agreement.

         5.8 Notice of Adverse Changes, Litigation and Claims. Seller shall promptly notify Buyer in writing if Seller becomes aware of (i) any litigation, or any claim, controversy or contingent liability that might become the subject of litigation, against Seller or affecting the Branches, if such litigation or potential litigation might, in the event of an unfavorable outcome, result in a Material Adverse Change, or (ii) any change that has occurred or has been threatened (or any development has occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of Seller that is or may reasonably be expected to result in a Material Adverse Change.

         5.9 No Disclosure or Negotiation with Others. Seller shall prevent the disclosure of any of the terms or conditions hereof to any other person except for disclosure required by appropriate regulatory authorities, and as long as this Agreement shall remain effective, Seller shall not, directly or indirectly, nor shall it permit any of its officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or discuss or negotiate with, or provide any information to, any corporation, partnership, person or other entity or group (other than Buyer or an affiliate or an associate of Buyer or an officer, partner, employee or other authorized representative of Buyer or such affiliate or associate) concerning any sale of or similar transaction involving the Assets or the Liabilities

         5.10 Notices to Customers. Prior to the Closing Date, Seller agrees to mail or cause to be mailed, to each of the Depositors, each holder of a safe deposit box domiciled at the Branches and to such other customers as may be required by applicable law, such notice of contemplated transfer of the Assets, the Liabilities or the operations of the Branches as may be required of Seller as a condition of approval by any regulatory authority, or as otherwise may be required by applicable law. Each such notice shall be in a form acceptable to each party hereto, such approval not to be unreasonably withheld.

                                   ARTICLE 6.
                               COVENANTS OF BUYER
                               ------------------

         6.1 Reasonable Efforts. Buyer agrees to use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

         6.2 Regulatory Approvals. Buyer shall promptly, but in no event later than thirty (30) days after the date of this Agreement, subject to the prior receipt of all information from Seller necessary to be included as part of such applications, file or cause to be filed applications for all regulatory approvals required to be obtained by Buyer in connection with the transactions contemplated hereby. Buyer shall use its commercially reasonable efforts to obtain such regulatory approvals at the earliest practicable time. Buyer will provide Seller with copies of all non-confidential portions of any application, statements or correspondence submitted to or received from any regulatory authorities in connection with the transactions contemplated by this Agreement.

         6.3 Notice of Adverse Changes, Litigation and Claims. Buyer shall promptly notify Seller in writing if Buyer becomes aware of (i) any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Buyer or any representation or warranty made in or pursuant to this Agreement or that results in Buyer's failure to comply with any covenant, condition or agreement contained in this Agreement, or (ii) any litigation against Buyer if such litigation might prevent consummation of the transactions contemplated by this Agreement.

         6.4      Change of Name, Notice to Customers.
                  -----------------------------------

                  A. Prior to the Closing Date, Buyer agrees to mail or cause to be mailed, to each of the Depositors, each holder of a safe deposit box domiciled at the Branches and to such other customers as may be required by applicable law, such notice of contemplated transfer of the Assets, the Liabilities or the operations of the Branches as may be required as a condition of approval by any regulatory authority, or as otherwise may be required by applicable law. Each such notice shall be in a form acceptable to each party hereto, such approval not to be unreasonably withheld.

                  B. After the Closing Date, Buyer shall, (i) as soon as practicable change the name on all documents and facilities relating to the Branches from Seller's name to Buyer's name; and (ii) starting promptly after the Closing Date, mail written notice by first class mail to all customers of the Branches as of the Closing Date, all Depositors and all borrowers with respect to the Loans, of the consummation of the transactions contemplated by this Agreement, the form and substance of such notice being mutually satisfactory to Buyer and Seller.

         6.5 Use of Name. It is understood that Seller is not transferring to Buyer any right, title or interest in or to, or any right of license to use, Seller's name in connection with the Branches or otherwise. Accordingly, Buyer shall not use, keep or claim any registered or unregistered trademark, service mark or other identification commonly associated with Seller, or any sign, display or similar material of Seller or any banking or other forms, stationery, passbooks, checks, traveler's checks, cashier's checks, manager's checks or similar banking material of Seller or bearing Seller's name or other similar marks or identification (except to the extent necessary to conduct business operations and with Seller's prior consent following Closing, and then only if Seller's name, marks or identification are obliterated from such material, and such material is clearly identified as that of Buyer), or any proprietary material of Seller including, without limitation, operating manuals, training manuals and public relations, explanatory or advertising materials. No agency relationship exists between the parties hereto. At no time, whether before or after Closing Date, shall Buyer transact any business in the name of Seller or in any way hold itself out as the actual or apparent agent of Seller.

         6.6 Solicitation of Customers of the Branches. From and after the execution and delivery of this Agreement and until the Closing Date, Buyer shall not offer to pay or accept and pay on any deposit account at any of Buyer's locations within the market of the Branches, or advertise in the market of the

Branches the payment of, any rate or term that is higher or better than that generally offered by Buyer on similar deposit products at other offices of Buyer.

         6.7 Solicitation of Employees of the Branches. Except as contemplated by Article 11, from and after the execution and delivery of this Agreement and until the Closing Date, Buyer will not solicit or initiate communications with any Employees (as that term is hereinafter defined) for the purpose of inducing such person to become an employee of Buyer.

                                   ARTICLE 7.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
                ------------------------------------------------

         All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part in writing by Buyer:

         7.1 Compliance with Representations, Warranties and Agreements. The representations and warranties made by Seller in this Agreement or in any schedule delivered to Buyer pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties were made at and as of the Effective Time, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). Seller shall have performed or complied in all material respects with all material agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing except as specifically provided to the contrary in this Agreement.

         7.2 Necessary Corporate Actions. Seller shall have taken any and all requisite corporate actions and other steps and secured any other corporate approvals, including any requisite shareholder's approval, necessary to authorize and consummate this Agreement and the transactions contemplated hereby.

         7.3 Governmental Approvals. Buyer shall have received approvals, acquiescences or consents, all on terms and conditions acceptable to Buyer, from all necessary governmental agencies and authorities to the transactions contemplated by this Agreement, including, but not limited to, the approval of the OCC for Buyer to acquire the Assets and assume the Liabilities and to establish a branch of Buyer at each of the locations of the Branches; provided, however, that no governmental or regulatory consent, approval or authorization shall have imposed any condition or requirement that would result in a Material Adverse Change, or a material adverse effect on the consummation of the transactions contemplated hereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any federal or state governmental authority or by any other third party by formal proceedings.

         7.4 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the acquisition by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable (b) require the divestiture of a material portion of the Assets or the Liabilities once acquired by Buyer, (c) impose material limits in the ability of Buyer to consummate the Agreement or the transactions contemplated hereby, or (d) if the Agreement or the transactions contemplated hereby are consummated, subject Buyer or any officer, director or employee of Buyer to criminal penalties or to civil liabilities. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through
(d) above.

         7.5 No Material Adverse Change. There shall have been no Material Adverse Change since February 29, 2004.

         7.6 Consents of Third Parties. Seller shall have obtained all consents of third parties in form and substance reasonably satisfactory to the Buyer, necessary to consummate the transactions contemplated by this Agreement.

         7.7 Documentation. The form and substance of all instruments of assumption and other documents delivered pursuant to this Agreement by Seller shall be reasonably satisfactory in all respects to Buyer.

                                   ARTICLE 8.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
                -------------------------------------------------

         All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Seller.

         8.1 Compliance with Representations, Warranties and Agreements. The representations and warranties made by Buyer in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties were made at and as of the Effective Time, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). Buyer shall have performed or complied in all material respects with all material agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Effective Time.

         8.2 Necessary Corporate Actions. Buyer shall have taken any and all requisite corporate actions and other steps and secured any other corporate approvals, necessary to authorize and consummate this Agreement and the transactions contemplated hereby.

         8.3 Governmental and Other Approvals. Buyer shall have received approvals, acquiescences or consents to the transactions contemplated by this Agreement from all necessary governmental agencies and authorities for the transactions contemplated hereby, and Seller and Buyer shall have received satisfactory evidence that such approvals have been obtained and that any necessary waiting periods have passed. In addition, neither Buyer nor its parent holding company shall have received any objection to the transactions contemplated by this Agreement from any governmental agency or authority, including, without limitation, the Federal Reserve Bank of St. Louis.

         8.4 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the acquisition by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or the transactions contemplated hereby illegal, invalid or unenforceable or (b) if the Agreement or the transactions contemplated hereby is consummated, subject any officer, director or employee of Seller to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) or (b) above.

         8.5 Documentation. The form and substance of all instruments of assumption and other documents delivered pursuant to this Agreement by Buyer shall be reasonably satisfactory in all respects to Seller.

                                   ARTICLE 9.
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                   AGREEMENT AND OBLIGATIONS; INDEMNIFICATION.
                   ------------------------------------------

         9.1 Survival. The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Effective Time and shall continue thereafter for a period of two (2) years after the Closing Date. Such representations and warranties shall not be affected by, and shall remain in full force and effect notwithstanding, any investigation at any time made by or on behalf of any party hereto or any information any party may have with respect thereto.

         9.2 Indemnification by Seller. Seller agrees, effective as of the Closing, to pay, and to indemnify, save, defend and hold harmless Buyer and each of its officers, directors, shareholders and representatives (collectively, "Insiders"), from and against, and shall reimburse Buyer and its Insiders with respect to, any and all damages, liabilities, losses, obligations, actions, suits, disbursements, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs (including, without limitation, reasonable attorneys' and expert witness' fees, costs of investigation and court costs) of every kind (collectively, "Losses"), imposed on, incurred by or asserted against Buyer or its Insiders (or any of them) in any way relating to or arising from or out of:

                  A. A breach, deficiency, inaccuracy or inadequacy of or in any statement, representation or warranty of Seller contained in this Agreement, or any schedule, certificate or other document delivered pursuant hereto or as part of the transactions contemplated hereby;

                  B. Ownership or operation of the Branches or their business and properties prior to the Effective Time;

                  C. Liabilities of Seller that are not expressly assumed by Buyer; and

                  D. A breach of any covenant of Seller or the failure of Seller to perform any agreement, covenant or obligation of Seller contained in this Agreement or in any other agreement or document executed pursuant to this Agreement.

                  E. Any taxes, including interest and penalties, required to be paid by Seller or its successor, which relate to Seller's business or assets at or prior to the Effective Time;

                  F. The termination of employment by Seller prior to the Effective Time of any individual who is an officer or employee of Seller; and

                  G. All refunds or repayments made by Seller following the Effective Time of credit life or single interest insurance premiums on policies that were issued in connection with loans made by Seller prior to the Effective Time and purchased by Buyer.

         Any claim for indemnification shall be applicable to each representation independently, irrespective of whether such claim is consistent with any other representation contained in this Agreement.

         9.3 Indemnification by Buyer. Buyer hereby agrees, effective as of the Closing, to pay, and to indemnify, save and hold harmless Seller and each of its Insiders from and against, and shall reimburse Seller and its Insiders with respect to, any and all Losses imposed on, incurred by or asserted against Seller or its Insiders (or any of them) in any way relating to or arising from or out of:

                  A. A breach, deficiency, inaccuracy or inadequacy of or in any statement, representation or warranty of Buyer contained in this Agreement, or any schedule, certificate or other document delivered pursuant hereto or as part of the transactions contemplated hereby;

                  B. Ownership or operation of the Branches or their business and properties after the Effective Time;

                  C. Liabilities of Seller that are expressly assumed by Buyer; and

                  D. A breach of any covenant of Buyer or the failure of Buyer to perform any agreement, covenant or obligation of Buyer contained in this Agreement or in any other agreement or document executed pursuant to this Agreement,

         Any claim for indemnification shall be applicable to each representation independently, irrespective of whether such claim is consistent with any other representation contained in this Agreement.

         9.4 Limit on Indemnities. Notwithstanding any other provision hereof, the rights of any party to be indemnified shall be subject to the following limitations:

                  A. The indemnifying party shall pay claims hereunder when a claim against the indemnified party has been established by a final judgment in litigation or by settlement consented to in writing by Seller and Buyer; and

                  B. The indemnifying party shall not be liable for any claim covered by the indemnities under Sections 9.2(A) or 9.3(A) unless the indemnifying party has been notified of such claim prior to the second anniversary of the Closing Date.

                                   ARTICLE 10.
                             OPERATIONAL AGREEMENTS
                             ----------------------

         10.1 Replacement of Customer Check Stock and ATM Cards. As soon as practicable, but in no event later than ten (10) business days after the Closing Date, Buyer shall mail to each Depositor whose account may be accessed by checks a letter approved by Seller requesting that such Depositor promptly cease writing checks on Seller's check stock against such account. At such time as Buyer mails each such notice to each Depositor, Buyer shall also forward to each Depositor new checks on Buyer's check stock, which checks the Depositor may draw upon Buyer for the purpose of effecting transactions with respect to such Deposits. The parties will use reasonable efforts to develop procedures (i) that will cause checks drawn on Seller's form of check stock against Deposits that are received after the Effective Time to be cleared through Buyer's then current clearing procedures and (ii) to provide for the delivery of new ATM cards by Buyer and the orderly processing of ATM transactions.

         10.2 Payment of Checks, Drafts, and Orders. After the Effective Time, Buyer agrees (i) to pay in accordance with applicable law, the Deposit Agreements and customary banking practice all checks, drafts and withdrawal orders properly drawn by Depositors and properly presented to Buyer, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Buyer, to the extent that the Deposit balances to the credit of the respective makers or drawers assumed by the Buyer under this Agreement are sufficient to permit the payment thereof (after taking into account any overdraft protection rights of the Depositors), and (ii) in all other respects to discharge, in accordance with applicable law, the Depository Agreements and customary banking practice in the usual course of its banking business, all duties and obligations of Seller with respect to the balances due and owing to the Depositors. If any of the Depositors shall demand payment from Seller for all or any part of any Deposit, Seller shall not be liable or responsible for making such payment. As of the Closing Date, Buyer shall become the "holder," as that term is defined in the Uniform Disposition of Unclaimed Property Act (765 Illinois Compiled Statutes 1025/1), of all the Deposits and safe deposit boxes that Buyer assumes under this Agreement. Buyer will be responsible for the escheat of any property for which it becomes the holder and that becomes abandoned during the calendar year in which the Closing occurs.

         10.3 Clearing Items. During the 120-day period following the Closing Date, if it is not possible to clear checks and other items drawn on a Deposit account through Buyer's then current clearing procedures, Seller will make provisional settlement to the presenting institution and will forward such checks and other items on such Deposit to Buyer, no later than the next business day after receipt thereof, and Buyer will reimburse Seller for such provisional settlement. Upon the expiration of such 120-day period, Seller shall cease forwarding checks and other debits against the Deposit accounts and return them to the originators marked "Account Closed." Upon timely presentation to Buyer, Buyer will assume all responsibility for such items (except for such items that have not been handled by Seller in accordance with applicable law or regulation, or with ordinary care), including but not limited to determining whether to honor or dishonor such items and giving any required notification for the return of items.

         10.4 Returned Items. Buyer agrees, no later than the start of the second business day after demand by Seller, to pay to Seller an amount equivalent to the amount of any uncollected item included in a Depositor's balance on the Closing Date that is returned within 60 days after Closing as not collected. Buyer shall be required to make such payment for an item only up to the balance of any funds on deposit with Buyer and any balance available to the customer under any overdraft plan the Depositor has with Buyer at the time Seller makes the demand as aforesaid; provided, however, if prior to the Closing Seller had placed a "hold" or other similar protective measure on the Depositor's account with respect to such item and subsequent to Closing Buyer removes such hold or protective measure other than as required under applicable law or regulation, then Buyer will be obligated to pay to Seller in full on account of such uncollected item. So long as any hold or other protective measure placed on the depositor's account with respect to such item complies with applicable law, the placing of any such hold or other protective measure shall not be deemed a breach of this Agreement.

         10.5 Data Processing and Utilities. Following the receipt of all required regulatory approvals, Seller shall (i) provide reasonable cooperation to Buyer in converting the current data processing activities of the Branches to Buyer's data processing system, and (ii) assist Buyer in the transfer of all utilities relating to the Branches, including the existing phone numbers for the Branches, into the name of Buyer. As soon as practicable at the request of Buyer after receipt of all required regulatory approvals, Seller shall deliver to Buyer a list of the Deposits (customer names, addresses and tax identification numbers, balances at Closing and maturities of all certificates of deposits), grouped by deposit type, and original or duplicate copies (including electronic copy, magnetic tape, disc storage, card forms and printed copy) of all customer information files and customer records, ACH items, application files, machine operating and application software, full documentation of all application and processing routines, and any other documentation in the possession of Seller and necessary to the orderly operation and conversion to Buyer's system of the Branches' data processing operations.

         10.6 Compliance with Garnishments and Similar Orders. After the Effective Time, Buyer will comply in all material respects with any and all garnishments, similar court orders, tax liens and order of any governmental entity in effect with respect to the Deposits, and Buyer will not pay any Deposits in violation of such garnishments, orders or tax liens or otherwise take any actions not permitted pursuant thereto or pursuant to applicable law.

         10.7 Direct Deposit Arrangements. Seller will use reasonable efforts to transfer to Buyer on the Closing Date all of those automated clearing house and Fed wire direct deposit arrangements that are tied by agreement or other standing arrangement to the Deposits. For a period of 120 days, (the "Direct Deposit Cut-off Date"), Seller will, no later than the next business day following the date of receipt thereof, remit and transfer by electronic transmission to Buyer all direct deposits intended for the Deposits. After the

Direct Deposit Cut-off Date, Seller may discontinue accepting and forwarding automated-clearing-house and Fed-wire entries and funds and return such direct deposits to the originators marked "Account Closed."

         10.8 Direct Debit Arrangements. With respect to all Deposits that have arrangements providing for direct debit of such accounts by third parties ("Direct Debit Accounts"), for a period of 120 days after the Closing Date, Seller will forward to Buyer all direct debits on Direct Debit Accounts on the business day following the date of receipt thereof, and will give Buyer a daily accounting of such debits to Buyer's clearing account. Thereafter, Seller may discontinue forwarding such entries and return them to the originators marked "Account Closed."

         10.9 IRA Deposits. With respect to Deposits that are individual retirement accounts created by a trust for the exclusive benefit of an individual or his or her beneficiaries in accordance with the provisions of section 408, section 530 and section 408A of the Code ("IRA Deposits"), Seller will appoint Buyer as successor custodian of all such IRA Deposits, including, but not limited to, sending to the Depositors thereof appropriate notices, and filing any appropriate applications with applicable regulatory authorities. At the Effective Time, Buyer will accept appointment as custodian with respect to such IRA Deposits and will perform all of the duties so transferred and comply with the terms of Seller's agreement with the Depositor of the IRA Deposits affected thereby.

         10.10 Keogh Accounts. With respect to Deposits that are Keogh Accounts created by a trust for the benefit of employees and that comply with the provisions of section 401 of the Code ("Keogh Accounts"), Seller will use reasonable efforts and cooperate with Buyer to invite depositors thereof to direct a transfer of each such depositor's Keogh Account and the related Deposit to Buyer, as custodian thereof, and to adopt Buyer's form of Keogh master plan as a successor to Seller's Keogh master plan. Buyer will assume no Deposits that are Keogh Accounts unless Buyer has received the documents necessary for such assumption or transfer at or before the Closing. With respect to any Depositors who do not transfer such Keogh Accounts to Buyer's form of Keogh master plan, Seller will use reasonable efforts in order to enable Buyer to retain such Keogh Accounts at the Branches.

         10.11 Final Statements. Seller will render a final statement to each Depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time and will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts through the Effective Time; provided, however, that Seller shall not be obligated to render a final statement on any account not ordinarily receiving periodic statements in the ordinary course of Seller's business. Seller will be entitled to impose normal fees and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final statements unless such final statement is made as of a date that would ordinarily carry such periodic fees or blanket charges.

         10.12 IRA Deposits and Keogh Accounts. Seller will deliver to Buyer on the Closing Date all of the documents in Seller's possession governing each IRA Deposit and Keogh Account that is included in the Deposits. Seller will prepare and file all reports to government authorities required to be filed for the period ending on the Closing Date and all prior periods. Buyer will be responsible for all such reporting for periods commencing on the day after the Closing.

         10.13 Interest Reporting and Withholding. All tax information reporting and filing requirements and all tax withholding requirements with respect to the Assets and the Liabilities are the responsibility of Seller up to and through the Closing Date and the responsibility of Buyer thereafter.

         10.14 Loans. In connection with the transfer of the Loans, Seller and Buyer agree as follows:

                  A. The parties will cooperate and use commercially reasonable efforts to cause Buyer to become the beneficiary of credit life, accident and health, vendor's single interest premium or similar insurance purchased by or on behalf of such customer on the Loans. For the duration of such insurance, Seller and Buyer agree to cooperate in good faith to develop a mutually satisfactory method by which the issuer of such insurance will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Effective Time.

                  B. Each of Buyer and Seller will use commercially reasonable efforts to comply with all notice and reporting requirements of the loan documents or of any law or regulation with respect to the transfer of such loans.

                  C. Within thirty (30) days after the Closing Date, Buyer will, at its expense, issue new coupon books or similar payment notices for payment of the Loans with instructions to use Buyer's coupons or statements and to destroy unused coupons furnished by Seller.

                  D. For a period of 120 days after the Closing Date, within three (3) business days after receipt by Seller of any check or money order made payable to Seller representing payment on a Loan, Seller shall issue and forward a cashier's check made payable to Buyer or wire transfer to the benefit of Buyer in the amount of such item, and forward the item for collection. If the item is returned unpaid, however, Seller shall promptly notify Buyer of such item's return and shall forward the original of such item to Buyer. Within three (3) business days after receipt of such returned item, Buyer shall issue and forward a cashier's check or wire transfer to Seller in the amount of such item, and Buyer shall be responsible for any further efforts to collect such item.

                  E. If the balance due on any Loan has been reduced by Seller as a result of a payment by check received prior to the Closing Date, which item is returned after the Closing Date, the asset value representing the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand.

         10.15 Other Items. Following the Effective Time, Seller agrees to deliver immediately, but in no event later than two (2) business days after receipt by Seller, to Buyer (i) any collected funds accepted by Seller for credit to any account included in the Deposits, (ii) any refunds or reimbursements of prepaid expenses included in the acquired Assets for which an adjustment to the purchase price was made pursuant to Section 1.8 and which are accepted by Seller, and (iii) any written notices or correspondence received by Seller relating to the Deposits or the Loans. Buyer shall pay to Seller immediately, but in no event later than two (2) business days after receipt by

Buyer, any refunds or reimbursements of accrued expenses for which an adjustment to the purchase price was made pursuant to Section 1.8 and which are accepted by Buyer. Notwithstanding the foregoing provisions of this Article 10, each of Seller and Buyer shall as soon as practicable following the Closing establish demand deposit accounts in favor of the other, and shall credit such accounts with any amounts payable to the other pursuant to this Article 10. The party in whose favor such account is established shall be entitled to draw upon such account by wire transfer at any time. All amounts shall be credited on or before the time that such amounts would otherwise be payable pursuant to the applicable section of this Article 10. Each of Buyer and Seller shall maintain the accounts so established for a period of 120 days after the Closing Date.

         10.16 Safe Deposit Box and Safekeeping Business. From and after the Effective Time, Buyer agrees to assume and discharge, in the usual course of banking business, the duties and obligations of Seller with respect to all safe deposit boxes located in the Branches, and to maintain all necessary facilities for the use of such boxes by the renters thereof during the period for which such persons have paid rent therefor in advance to Seller, subject to the provisions of the rental agreements between Seller and the respective renters of such boxes. From and after the Closing, Buyer shall assume, honor, and discharge the duties and obligations of Seller with respect to all safekeeping items obtained from Seller and shall be entitled to any right or benefit thereafter. At the Closing, Seller shall provide Buyer with a true and correct list of all Safe Deposit Contracts with respect to the Branches in effect as of the Closing Date, together with the rentals or other amounts paid on such Safe Deposit Contracts and the expiration dates of such Safe Deposit Contracts.

         10.17 Noncompetition Agreement. For and in consideration of the purchase by Buyer of the Assets and the assumption of the Liabilities, the payment of the Premium and the other agreements and covenants contained in this Agreement, from the date hereof and for a period of two years following the Closing Date, none of Seller or any of its affiliates, including, without limitation, its directors, will (i) establish, own or operate a branch or other office within a 75-mile radius of any of the following cities of Quincy, Carthage, Paloma, Macomb and Rushville, Illinois (each a "Noncompete Area" and collectively the "Noncompete Areas"), or (ii) solicit the banking business of any current customers of the Branches whose banking business or any part thereof is transferred to Buyer pursuant to the terms of this Agreement. Notwithstanding the foregoing sentence, Seller shall not be deemed to be in violation of this
Section 10.17 by virtue of (i) Seller's acceptance after the Closing Date of deposits received by Seller at any of its offices from persons or firms providing an address within any Noncompete Area, (ii) Seller's continued banking dealings, including marketing, with current customers of the Branches who also maintain accounts with Seller at other banking offices of Seller, who are identified in Schedule 10.17, or (iii) Seller's advertising in publications that are normally distributed in geographic areas that include both the Noncompete Area and geographic markets served by Seller's branches other than the Branches. In the event the Seller or UnionBancorp, Inc. engages in a merger or similar transaction to which it is not the successor, the agreements and covenants contained in this Section 10.17 shall not apply to the operations of such successor in any Noncompete Area in which such successor has had a continuing presence for at least 12 months prior to consummation of such successor's acquisition of Seller or Union Bancorp, Inc., as applicable (a "Preexisting Presence"). Nothing in the preceding sentence will release such a successor from the agreements and covenants contained in this Section 10.17 in any Noncompete Area in which such successor did not have a Preexisting Presence. In the event, such successor subsequently acquires a bank or bank holding company that has a Preexisting Presence in a Noncompete Area, such successor may continue the operations of such bank or bank holding company in any Noncompete Area in which a Preexisting Presence exists without regard to the noncompete provisions of this Section 10.17. If any court of competent jurisdiction should determine that any term or terms of this covenant are too broad in terms of time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law. Seller hereby acknowledges and agrees that Buyer will be irreparably damaged if the provisions of this Section 10.17 are not specifically enforced. Accordingly, Buyer shall be entitled to an injunction restraining any violation of this Section 10.17 by Seller (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy that Buyer may have at law or in equity.

         10.18 Books and Records. Buyer shall allow Seller and its authorized agents and representatives to inspect any of the Records for any proper purpose during regular business hours after the Closing Date upon reasonable notice to Buyer (which notice shall specify the purpose of such inspection), and Seller may, at its own expense, make such copies of and excerpts from such books and records as it may deem desirable; provided, however, that all information, including copies of books and records, obtained by Seller from Buyer pursuant to this Section shall be and remain confidential information known to Seller or otherwise contained in Seller's books and records. Buyer shall maintain all material books and records relating to the Assets, the Liabilities and the business of the Branches for a period that is not less than the greater of (i) the period required by applicable law, rule or regulation or (ii) three (3) years from the Closing Date.

         10.19 Optical Disk Records. After the Closing Date, Seller shall provide research assistance, on a case-by-case basis, with respect to the Assets and Liabilities, to the extent the Records are only available as Optical Disk Records. Seller will use commercially reasonable efforts to comply with each research request made by Buyer on a timely basis, and Seller agrees to provide such research at no cost to Buyer until the second anniversary of the Closing Date; thereafter, Buyer will reimburse Seller for reasonable search costs incurred.

         10.20 Taxes. Buyer shall be responsible for the payment of all taxes (including transfer taxes), recording fees, Uniform Commercial Code filing fees and the like arising as a result of the purchase of the Assets; except that Buyer shall not be responsible for, or have any liability with respect to, taxes on any income to Seller arising out of this transaction. Seller shall cooperate with Buyer in Buyer's efforts to minimize all taxes and fees payable by Buyer, if any, as a result of the transactions contemplated by this Agreement, provided that Seller can do so without incurring any out-of-pocket costs or expenses.

                                   ARTICLE 11.
                                EMPLOYEE MATTERS
                                ----------------

         The parties shall follow the following procedure in dealing with employees of the Branches regarding employment after the Closing:

         11.1 Notice to Employees and Information. With respect to all employees (other than those employees identified on Schedule 11.1 who shall continue to be employed by Seller) of Seller affiliated with the Branches

("Employees"), as soon as reasonably practicable, but no later than ten (10) days after the date hereof, Seller shall notify each Employee that Seller and Buyer have entered into an agreement with respect to the Buyer's acquisition of the Branches. Seller shall also furnish to Buyer within such time period a schedule containing the name of each Employee, such Employee's salary and benefits, and a synopsis of each Employee's tenure with Seller and any other information reasonably requested by Buyer with respect to such Employee.

         11.2 Offer of Employment. No later than fifteen (15) days prior to the Closing Date, Buyer will offer employment to each of the Employees at their salaries as of the date of this Agreement. To the extent permitted by applicable law, the period of service with Seller of each Employee who accepts employment with Buyer (each a "Transferred Employee") shall be recognized only for vesting and eligibility purposes under Buyer's benefit plans. Buyer shall permit each of the Transferred Employees to participate in the same health, vacation and other benefits as Buyer provides to its other employees, provided that Buyer shall not be obligated to make any contribution to any plan or program on behalf of any of such employees, or to otherwise provide any compensation or benefits to any of such employees, with respect to any period prior to the Closing. Pre-existing condition restrictions of the Buyer's health plan shall be waived with regard to the Transferred Employees; provided, however, that to the extent a pre-existing condition exclusion applied to such Transferred Employee under Seller's health plan, such pre-existing condition exclusion shall continue to apply under the Buyer's health plan. All sick leave and disability leave accrued and not used by a Transferred Employee prior to the Closing Date shall be maintained by Buyer after the Closing Date. For purposes of determining each Transferred Employee's vacation benefit with the Buyer for the year in which the Effective Time occurs under Buyer's vacation program, any vacation taken by a Transferred Employee while employed with Seller preceding the Closing Date for the year in which the Effective Time occurs will be deducted from the total Buyer vacation benefit for which such Transferred Employee is eligible for such year under the Buyer's vacation program. After the Closing Date, Transferred Employees will be employed on an at-will basis by the Buyer provided, however, Buyer agrees not to terminate from employment any Transferred Employee except for cause for a period of six (6) months following the Closing Date. It is further provided that in no way shall Buyer be liable for any claims of that any Employee may have against Seller and Buyer may request a release from each Employee with respect thereto.

         11.3 Costs of Termination. Seller shall pay any and all costs (including, without limitation, severance pay and accrued vacation pay) associated with termination of any Employee other than the Transferred Employees.

         11.4 Communications. Buyer and Seller shall coordinate all communications to Employees, provided, however, this paragraph shall not be construed to require Buyer and Seller to act jointly at any time.

         11.5 Seller's Retention of Liabilities. Seller shall retain all liabilities and obligations (including, without limitation, the liability and obligation for all wages, salary, vacation pay and unemployment, medical, dental, vision, health, disability and retirement benefits), for any claims incurred by any employee of the Branches prior to the Effective Time. Buyer shall not at any time assume any liability for the benefits of any employee of the Branches under any of Seller's benefit plans. Seller shall be responsible for providing any employee of the Branches whose "qualifying event," within the meaning of section 4980B(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), occurs on or prior to the Effective Time (and such Employee's "qualified beneficiaries" within the meaning of section 4980B(g)(1) of the Code) with the continuation of group health coverage required by section 4980B(f) of the Code under the terms of the health plan maintained by Seller.

         11.6 No Third Party Beneficiaries. Nothing in this Article is intended, nor shall it be construed, to confer any rights or benefits upon any person other than Buyer and Seller.

                                   ARTICLE 12.
                           TERMINATION AND ABANDONMENT
                           ---------------------------

         12.1 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing as follows, and in no other manner:

                  A.       By the mutual consent of Seller and Buyer;

                  B. By either Buyer or Seller, if the Closing has not occurred by September 30, 2004, or such other date as Seller and Buyer shall agree in writing, unless the failure to so consummate by such time is due to a breach of this Agreement by the party seeking to terminate;

                  C. By Buyer if there shall be any actual or threatened litigation to restrain or invalidate the sale of the Assets to, or the assumption of the Liabilities by, Buyer that, in the good faith judgment of Buyer, after consultation with counsel and Seller, makes it inadvisable to proceed with such transaction;

                  D. By Seller if there shall be any actual or threatened litigation to restrain or invalidate the sale of the Assets to, or the assumption of the Liabilities by, Buyer that, in the good faith judgment of Seller, after consultation with counsel and Buyer, makes it inadvisable to proceed with such transaction;

                  E. By Buyer if there shall have been any Material Adverse Change since February 29, 2004; or

                  F. By either Buyer of Seller in the event of a material breach by the other of any representation, warranty or agreement contained herein that is not cured or cannot be cured within thirty
         (30) days after written notice of such termination has been delivered to the breaching party; provided, however, that termination pursuant to this provision shall not relieve the breaching party of liability for such breach.

         12.2 Notice of Termination. The power of termination provided for by Section 12.1 may be exercised only by a notice given in writing, as provided in Section 13.4.

         12.3 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 12.1, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to Section 13.11, and (b) the provisions of Section 13.15 shall remain applicable.

                                   ARTICLE 13.
                                  MISCELLANEOUS
                                  -------------

         13.1 Entire Agreement. This Agreement and the other agreements, documents and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto, including, without limitation, that certain letter of intent dated April 1, 2004, (as amended) between the parties hereto.

         13.2 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

         13.3 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument signed by each party hereto.

         13.4 Notices. Any and all notices and other communications required or permitted to be given under this Agreement by any party hereto to the other party may be delivered personally or by overnight courier service or sent by mail, telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective upon the earlier of actual receipt or (a) in the case of mail, upon the earlier of actual receipt or 3 business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (b) in the case of overnight courier service, one business day after delivery to such courier service with instructions to deliver the next business day. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

         If to Seller:     UnionBank
                           321 West Main Street
                           Ottawa, Illinois  61350
                           Attn:  Dewey R. Yaeger, Chairman/CEO
                           Telecopy: (815) 673-2923

         With a Copy to:   Joseph B. Hemker, Esq.
                           Howard & Howard Attorneys, P.C.
                           Comerica Building
                           151 South Rose Street, Suite 800
                           Kalamazoo, MI  49007
                           Telecopy: (269) 382-1563

         If to Buyer:      First Bankers Trust Company, N.A.
                           1201 Broadway
                           Quincy, Illinois 62301
                           Attn:  Donald K. Gnuse, Chairman of the Board
                           Telecopy: (217) 228-8079

         With a Copy to:   Charles E. Greef, Esq.
                           Jenkens & Gilchrist,
                             a Professional Corporation
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas 75202
                           Telecopy:  (214) 855-4300

         13.5 Binding Effect. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

         13.6 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

         13.7 Attorneys' Fees and Costs. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

         13.8 Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         13.9 Assignability. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section shall be void and of no effect.

         13.10 Rules of Construction. All sections referred to herein are sections of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. The exhibits and schedules to this Agreement (and any appendices thereto) referred to in this Agreement and attached hereto are and shall be incorporated herein and made a part hereof for all purposes as though set forth herein verbatim. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense.

         13.11 Expenses. Seller shall pay all of its expenses and costs (including, without limitation, all attorneys' fees and expenses and application fees), and Buyer shall pay all of its expenses and costs (including, without limitation, all attorneys' fees and expenses and application fees), in connection with this Agreement and the consummation of the transactions contemplated hereby.

         13.12 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such action shall be evidenced by a signed written notice given in the manner provided in Section 13.4. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 13.4) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

         13.13 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

         13.14 Public Disclosure. Seller and Buyer will consult with each other regarding the content of any press release or other public disclosure concerning this transaction and obtain the prior written approval of the other party hereto; provided, however, that notwithstanding anything else contained in this Section, Seller and Buyer shall be permitted to make any public disclosure or governmental filings as its counsel may deem necessary to maintain compliance with or to prevent violations of applicable Federal or state laws or regulations.

         13.15 Confidential Information. Except as may be required by applicable securities laws or as may be necessary to obtain the regulatory approvals as described in Section 7.3, Seller and Buyer will treat as confidential any information related to the transactions described herein obtained from any other party. Seller and Buyer will use such information, and not disclose it to others, except their employees, advisors, directors and agents, expressly for the purposes of evaluating the potential of consummating the transactions proposed herein. The term "information" does not include any information that (a) at the time of disclosure or thereafter is generally available to and known by the public, (b) was available on a nonconfidential basis from a source other than Seller or Buyer or (c) was independently acquired or developed without violating any laws or obligations under this Agreement.

         13.16    Arbitration.
                  -----------

                  A. Any controversy or claim between Buyer and Seller arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to, a claim based on or arising from an alleged tort, will, at the request of any party, be determined by arbitration in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The AAA will be instructed by either or both parties to --- prepare a list of proposed arbitrators. Within ten (10) days of receipt of the list, each party may strike one name from the list. The AAA will then appoint one arbitrator from the name(s) remaining on the list. The arbitration will be conducted in [Quincy, Illinois]. The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The award rendered by the arbitrator shall set forth findings of the facts and conclusions of law and shall be final, and the judgment may be entered in any court having jurisdiction thereof. A failure by the arbitrator to make findings of fact and conclusions of law shall be grounds for overturning the award. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  B. In any arbitration proceeding, the arbitrator is authorized to apportion costs and expenses, including investigation, legal and other expense, which will include, if applicable, a reasonable estimate of allocated costs and expenses of in-house legal counsel and legal staff. Such costs and expenses are to be awarded only after the conclusion of the arbitration and will not be advanced during the course of such arbitration.

         13.17 Delivery of Exhibits. In order to provide for the prompt execution of this Agreement, the parties hereto agree that with respect to the schedules to this Agreement:

                  A. Full and complete schedules to this Agreement shall be delivered by Seller to Buyer pursuant to Section 13.17, by 5:00 p.m., Quincy, Illinois time, on Wednesday, May 26, 2004.

                  B. Buyer will have until 5:00 p.m., Quincy, Illinois time, on Friday, May 28, 2004 to review such schedules and to determine whether they are in form and substance satisfactory to Buyer in its sole discretion. If they are satisfactory to Buyer, then this Agreement shall remain in full force and effect and the parties hereto will proceed in accordance with their respective rights and obligations hereunder. If the schedules are not satisfactory to Buyer, in its sole discretion, Buyer shall have the unconditional right to terminate this Agreement and all of its obligations hereunder by providing Seller written notice of such termination no later than 5:00 p.m., Quincy, Illinois time, on Friday, May 28, 2004.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                                      Buyer:

                                      FIRST BANKERS TRUST COMPANY, N.A.

                                      By: /s/ DONALD K. GNUSE
                                          --------------------------------------
                                          Donald K. Gnuse, Chairman of the Board


                                      Seller:

                                      UNIONBANK

                                      By: /s/ DEWEY R. YAEGER
                                          --------------------------------------
                                          Dewey R. Yaeger, Chairman/CEO

              FIRST AMENDMENT TO PURCHASE AND ASSUMPTION AGREEMENT
              ----------------------------------------------------

         This FIRST AMENDMENT TO PURCHASE AND ASSUMPTION AGREEMENT (this "Amendment") is made and entered into as of the 16th day of June 2004, by and between FIRST BANKERS TRUST COMPANY, N.A., a national banking association having its main office in Quincy, Illinois ("Buyer"), and UNIONBANK, an Illinois state banking association having its principal office in Streator, Illinois ("Seller").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Buyer and Seller have previously entered into that certain Purchase and Assumption Agreement, dated as of May 21, 2004 (the "Agreement"); and

         WHEREAS, it is the desire of the parties to amend the Agreement:

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

1. Section 11.2. Section 11.2 of the Agreement is hereby amended to read in its entirety as follows:

         "11.2 Offer of Employment. No later than fifteen (15) days prior to the Closing Date, Buyer will offer employment to each of the Employees at their salaries as of the date of this Agreement. To the extent permitted by applicable law, the period of service with Seller of each Employee who accepts employment with Buyer (each a "Transferred Employee") shall be recognized only for vesting and eligibility purposes under Buyer's benefit plans. Buyer and Seller agree that effective immediately before the Effective Time, all of the Transferred Employees shall be terminated by Seller and hired immediately thereafter by Buyer. All benefits accrued, earned or otherwise offered by Seller to Transferred Employees that upon termination of employment with Seller are forfeited (including without limitation, payment for earned but unused sick and disability leave) shall cease without compensation or payment of any kind pursuant to the policy or agreement underlying such benefit and Buyer shall have no liability therefor. All benefits accrued, earned or otherwise offered by Seller to Transferred Employees that upon termination of employment with Seller require compensation to be paid by Seller to the Transferred Employee shall be paid by Seller to the Transferred Employee pursuant to the policy or agreement underlying such benefit and Buyer shall have no liability therefor. Buyer shall permit each of the Transferred Employees to participate in the same health, vacation and other benefits as Buyer provides to its other employees, provided that Buyer shall not be obligated to make any contribution to any plan or program on behalf of any of such employees, or to otherwise provide any compensation or benefits to any of such employees, with respect to any period prior to the Effective Time. Pre-existing condition restrictions of the Buyer's health plan shall be waived with regard to the Transferred Employees;

         provided, however, that to the extent a pre-existing condition exclusion applied to such Transferred Employee under Seller's health plan, such pre-existing condition exclusion shall continue to apply under the Buyer's health plan. For purposes of determining each Transferred Employee's vacation benefit with the Buyer, each Transferred Employee is eligible for the number of vacation days under the Buyer's vacation program that such Transferred Employee would have received had such Transferred Employee been employed by Buyer on January 1, 2004 ("Eligible Vacation Days"); provided that Buyer shall deduct from the number of Eligible Vacation Days the pro rata portion to reflect the percentage of the year elapsed from January 1, 2004 until the Effective Time. For example, if a Transferred Employee would have 10 Eligible Vacation Days and the Effective Time is August 31, 2004, such Transferred Employee will have one-third of ten, or 3.5, vacation days left for calendar year 2004 (fractions shall be rounded to the nearest half of one vacation day). After the Closing Date, Transferred Employees will be employed on an at-will basis by the Buyer provided, however, Buyer agrees not to terminate from employment any Transferred Employee except for cause for a period of six (6) months following the Closing Date. It is further provided that in no way shall Buyer be liable for any claims of that any Employee may have against Seller and Buyer may request a release from each Employee with respect thereto.

2. All Other Terms in Force. Except as expressly amended hereby, all terms, provisions, conditions, covenants, representations and warranties contained in the Agreement are not modified by this Amendment and continue in full force and effect as originally written. As hereby modified and amended, all of the terms and provisions of the Agreement are ratified and confirmed.

3. Multiple Counterparts. For the convenience of the parties hereto, this Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Amendment. A telecopy or facsimile transmission of a signed counterpart of this Amendment shall be sufficient to bind the party or parties whose signature(s) appear thereon.

                            [Signature Page Follows]

    [Signature Page to First Amendment to Purchase and Assumption Agreement]

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed by their duly authorized officers as of the date first above written.


                                      FIRST BANKERS TRUST COMPANY, N.A.

                                      By: /s/ DONALD K. GNUSE
                                          --------------------------------------
                                          Donald K. Gnuse, Chairman of the Board


                                      UNIONBANK

                                      By: /s/ DEWEY R. YAEGER
                                          --------------------------------------
                                          Dewey R. Yaeger, Chairman/CEO